Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Nos. 333-84046, 333-105478, 333-111361, 333-117948, 333-128228,333-231252 and 333-264722) on Form S-3, (No. 333-116938) on Form S-4, and (Nos. 333-261016, 333-24539, 333-83555, 333-44890, 333-64634, 333-71766, 333-98013, 333-102875, 333-116920, 333-136485, 333-161245, 333-176238, and 333-190337) on Form S-8 of our report dated February 22, 2023, with respect to the consolidated financial statements of Euronet Worldwide, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Kansas City, Missouri
February 22, 2023